Exhibit 21



                 SUBSIDIARIES OF SHEFFIELD PHARMACEUTICALS, INC.

                                                                 Jurisdiction of
   Name                                                          Incorporation
   ----                                                          ---------------
1. Ion Pharmaceuticals, Inc. (100% owned subsidiary)             Delaware

2. CP Pharmaceuticals, Inc. (100% owned subsidiary)              Delaware

3. Systemic Pulmonary Delivery, Ltd. (100% owned subsidiary)     Bermuda

4. Respiratory Steroid Delivery, Ltd. (80.1% owned subsidiary)   Bermuda